Exhibit 99.4

Name	Gross Coupon	Servicing Fee	Net Coupon	Cut Off Date Balance	Original Balance	Remaining Amortization	Age	IO Remain Term
non-io-jumbo	6.31	0.56	5.75	162,000,000.00	162,000,000.00	358	2	0
io-jumbo	6.43	0.68	5.75	170,000,000.00	170,000,000.00	240	2	118